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Exhibit 8.1

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760

September 15, 2004

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-8700

  RE:
  MARKWEST ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, and MarkWest Energy GP, L.L.C. (the "General Partner"), a Delaware limited liability company, with respect to certain legal matters in connection with (i) the offer and sale by the Partnership of common units representing limited partner interests (the "Common Units") in the Partnership and (ii) the offer and sale of by certain selling unitholders of Common Units in the Partnership. We have also participated in the preparation of a Prospectus Supplement, dated September 16, 2004 (the "Prospectus Supplement") and the Prospectus (the "Prospectus") forming part of the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

        In connection therewith, we prepared the discussions (the "Discussions") set forth under the captions "Material Tax Consequences" in the Prospectus Supplement and the Prospectus.

        All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the effective date of the Prospectus in respect of the discussion set forth under the caption "Material Tax Consequences" and (ii) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption "Material Tax Consequences," in both cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in the Discussions, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.

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  Exhibit 8.1